Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1 of our report dated December 8, 2014 relating to the consolidated financial statements of America Education Center, Inc. and Subsidiary as of December 31, 2013 and 2012 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 18, 2015